UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2023

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6555 State Hwy 161, Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 446-4800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 regarding the Satisfaction and Discharge (as defined below) is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 regarding the Notes (as defined below) is incorporated herein by reference.

Item 8.01	Other Events.

Closing of Notes Offering

On June 7, 2023, McKesson Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell $400,000,000 aggregate principal amount of its 4.900% Notes due 2028 (the “2028 Notes”) and $600,000,000 aggregate principal amount of its 5.100% Notes due 2033 (the “2033 Notes” and, together with the 2028 Notes, the “Notes”). On June 15, 2023, the Notes were issued pursuant to the Indenture, dated February 15, 2023 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by an Officer’s Certificate, dated June 15, 2023, setting forth certain terms of the Notes (the “Officer’s Certificate”).

The 2028 Notes will bear interest at the rate of 4.900% per year. The 2033 Notes will bear interest at the rate of 5.100% per year. Interest on the Notes is payable on January 15 and July 15 of each year, beginning on January 15, 2024.

Upon at least 10 days’ and not more than 60 days’ notice to holders of the applicable series of the Notes, the Company may redeem either series of the Notes for cash in whole, at any time, or in part, from time to time, at redemption prices that include accrued and unpaid interest and a make-whole premium before a specified date, and at par plus accrued and unpaid interest thereafter until maturity, each as specified in the Indenture and the Officer’s Certificate. The Indenture and the Officer’s Certificate include certain covenants, including limitations on the Company’s ability to create certain liens on its assets or enter into sale and leaseback transactions with respect to its properties, or consolidate, merge or sell all or substantially all of its assets, subject to a number of important exceptions as specified in the Indenture. The Notes are unsecured and unsubordinated obligations of the Company and rank equally with all the Company’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The Indenture contains customary event of default provisions. In the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the applicable series of the Notes below an investment grade rating by each of the Ratings Agencies (as defined in the Officer’s Certificate) within a specified period, unless the Company has previously exercised its optional redemption right with respect to such series of Notes in whole, the Company will be required to offer to repurchase such Notes from the holders at a price in cash equal to 101% of the then outstanding principal amount of such Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

The public offering price of the 2028 Notes was 99.794% of the principal amount and the public offering price of the 2033 Notes was 99.356% of the principal amount. The Company received approximately $991.2 million in net proceeds from the offering of the Notes, after underwriting expenses. On June 16, 2023, the Company used a portion of the net proceeds from the offering of the Notes to fund the purchase price payable with respect to the Company’s outstanding 3.796% Notes due 2024 (the “2024 Notes”) that were validly tendered and accepted for purchase pursuant to the Concurrent Tender Offer (as defined below) and to effect the Satisfaction and Discharge. The Company intends to use the remainder of the net proceeds from the offering of the Notes for general corporate purposes.

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-269523) under the Securities Act of 1933, as amended. The Company has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated June 7, 2023, together with the accompanying prospectus, dated February 2, 2023.

For a complete description of the terms and conditions of the Officer’s Certificate, the Notes and the Underwriting Agreement, please refer to the Officer’s Certificate, the form of 2028 Note, the form of 2033 Note and the Underwriting Agreement, which are incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3 and 99.1, respectively.

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. Those representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, those representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

From time to time in the ordinary course of their respective businesses, certain of the Underwriters, the Trustee and their respective affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with the Company and its affiliates for which they have received or will receive customary fees and commissions.

Concurrent Tender Offer Results

On June 13, 2023, at 5:00 p.m., New York City time, the Company’s previously announced tender offer (the “Concurrent Tender Offer”) to purchase any and all of the outstanding 2024 Notes expired. The Concurrent Tender Offer was made upon the terms and subject to the conditions set forth in the Company’s offer to purchase and related notice of guaranteed delivery, each dated as of June 7, 2023. Pursuant to the Concurrent Tender Offer, on June 16, 2023, the Company accepted for purchase $270,998,000, or 29.52%, of the $918,070,000 aggregate principal amount outstanding of the 2024 Notes. All of the 2024 Notes that were accepted for the purchase in the Concurrent Tender Offer were retired and cancelled in accordance with the Indenture, dated as of December 4, 2012, between the Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association) (the “2024 Notes Trustee”), as amended and supplemented by the Officers’ Certificate, dated March 10, 2014, setting forth certain terms of the 2024 Notes (as amended and supplemented, the “2024 Notes Indenture”).

Satisfaction and Discharge of the 2024 Notes Indenture

On June 16, 2023, following the consummation of the Concurrent Tender Offer, the Company irrevocably deposited with the 2024 Notes Trustee U.S. government obligations in amounts sufficient to fund the payment, when it becomes due, of accrued and unpaid interest on the 2024 Notes that remained outstanding following the consummation of the Concurrent Tender Offer, and the principal amount of those 2024 Notes on their March 15, 2024 maturity date (the “Trust Funds”). After the deposit of such Trust Funds, the 2024 Notes Indenture was satisfied and discharged with respect to the 2024 Notes in accordance with its terms (the “Satisfaction and Discharge”). As a result of the Satisfaction and Discharge, the Company has been released from its obligations under the 2024 Notes Indenture with respect to the 2024 Notes, in accordance with the terms of the 2024 Notes Indenture.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

4.1	Officer’s Certificate, dated as of June 15, 2023, with respect to the Notes.

4.2	Form of 2028 Note (included in Exhibit 4.1 above).

4.3	Form of 2033 Note (included in Exhibit 4.1 above).

5.1	Opinion of Morrison & Foerster LLP regarding the validity of the Notes.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 above).

99.1	Underwriting Agreement, dated as of June 7, 2023, by and among McKesson Corporation and the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2023	McKesson Corporation

	By:	/s/ Britt J. Vitalone
Britt J. Vitalone
Executive Vice President and Chief Financial Officer